                                     October 25, 1998 - INFORMATION ON DISTRIBUTION              EXHIBIT 28.8
                                                     TO CERTIFICATEHOLDERS

Structured Asset Mortgage Investments, Inc.
Mortgage Pass-Through Certificates, Series 1998-3

                        Principal Amt
            Original    Outstanding                                                               Ending
Certificat  Principal     Prior to    Interest  Interest         Interest    Principal      Principal Amount
  Class      Amount     Distribution   Rate     Accrued        Distributed    Payable        Outstanding

  A       $332,071,600  $117,791,310   6.992%    $  661,277    $  661,277   $18,734,649       99,056,660
  R                100             0   6.992%             0             0             0                0
  B-1        5,257,000     4,876,645   6.992%        27,377        27,377       363,673        4,512,972
  B-2       13,142,815    12,191,904   6.992%        68,445        68,445       909,204       11,282,699

          $350,471,515   134,859,859             $  757,099    $  757,099   $20,007,527     $114,852,332



